Report of Independent Registered Public Accounting Firm

To the Board of Trustees of HC Capital Trust and Shareholders of:

The Value Equity Portfolio, The Institutional Value Equity Portfolio, The Growth Equity Portfolio, The Institutional Growth Equity Portfolio, The Small Capitalization-Mid Capitalization Equity Portfolio, The Institutional Small Capitalization-Mid Capitalization Equity Portfolio, The Real Estate Securities Portfolio, The Commodity Returns Strategy Portfolio, The ESG Growth Portfolio, The Catholic SRI Growth Portfolio, The International Equity Portfolio, The Institutional International Equity Portfolio, The Emerging Markets Portfolio, The Core Fixed
Income Portfolio, The Fixed Income Opportunity Portfolio, The U.S. Government Fixed Income Securities Portfolio, The Inflation Protected Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio, The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio, The Short-Term Municipal Bond Portfolio, The Intermediate Term Municipal Bond Portfolio and The Intermediate Term Municipal
Bond II Portfolio.

In planning and performing our audits of the financial statements of The Value Equity Portfolio, The Institutional Value Equity Portfolio, The Growth Equity Portfolio, The Institutional Growth Equity Portfolio, The Small Capitalization-Mid Capitalization Equity Portfolio, The Institutional Small Capitalization-Mid Capitalization Equity Portfolio, The Real Estate Securities Portfolio, The Commodity Returns Strategy Portfolio, The ESG Growth Portfolio, The Catholic SRI Growth Portfolio, The International Equity Portfolio, The Institutional International Equity Portfolio, The Emerging Markets Portfolio, The Core Fixed Income Portfolio, The Fixed Income Opportunity Portfolio, The U.S. Government Fixed Income Securities Portfolio, The Inflation Protected Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio, The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio, The Short-Term Municipal Bond Portfolio, The Intermediate Term Municipal Bond Portfolio and The Intermediate Term Municipal Bond II Portfolio (twenty-two portfolios constituting HC Capital Trust, hereafter collectively referred to as the "Trust") as of and for the year ended June 30, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Trust's internal control over financial reporting.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the Trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of June 30, 2017.

This report is intended solely for the information and use of management and the Trustees of HC Capital Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP

Columbus, Ohio
August 25, 2017